                                                                   EXHIBIT 10.2

                             HEALTH CARE REIT, INC.
                            One SeaGate, Suite 1500
                                Toledo, OH 43604
                              Phone: 419-247-2800
                               Fax: 419-247-2826

GEORGE L. CHAPMAN
President, Chairman and C. E. O.

                                 April 10, 1997


Mr. John F. Robenalt, President & CEO
Just Like Home, Inc.
2440 Tamiami Trail North
Nokomis, FL  34275

Dear Mr. Robenalt:

We understand that Just Like Home, Inc. a Florida corporation, ("Just Like Home") would like Health Care REIT, Inc. (the "Lessor") to provide financing for the acquisition, development, conversion and refinancing of the facilities described below. This letter outlines the terms and conditions pursuant to which Lessor would agree to provide financing.

                            1. CREDIT FACILITY TERMS

1.1 Lessee: The lessee (the "Lessee") will be Just Like Home or a wholly owned single purpose entity organized for each Facility.

1.2      Financing Type.  The financing type will be operating leases.

1.3 Facilities: The facilities to be financed will be assisted living facilities (individually, a "Facility" and collectively , the "Facilities") located or to be located in the Eastern United States (the "Approved Region"). The new Facilities will contain approximately 44 beds/units. Each Facility will be subject to Lessor's due diligence review and approval process as set forth below.

1.4 Credit Facility Amount and Funding Amount: The total amount of the credit facility will be up to Forty Million Dollars ($40,000,000). The funding amount available for any Facility will be up to 100% of the Approved Costs (as hereinafter defined) provided that [i] Lessee is successful in securing $1,500,000 in private placement equity and Community Assisted Living Centers, Inc. will contribute approximately $800,000 as equity capital; [ii] Lessee has availability under the credit facility; [iii] the Facility meets the LTV Test (as hereinafter defined); [iv] the Facility meets the Coverage Test (as hereinafter defined); [v] Lessee has




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         met the Minimum Capitalization Requirements; and [vi] Lessee has met
         all other conditions to funding.

         "Approved Costs" means the following: [i] Facility Costs, and [ii] Closing Costs. "Approved Costs" does not include unreasonably large contractors profits, Letter of Credit Deposit, the Required Working Capital, or fees paid to Lessee, or any affiliates of Lessee except for Development Fees permitted as a part of Facility Costs.

         "Facility Costs" means the following reasonable costs: [i] for acquisition and refinancing transactions, the purchase price for the land and building and personal property costs not to exceed 10% of the financing amount; [ii] for development and conversion transactions, the following costs: [a] land acquisition cost and, for conversion projects, acquisition costs of the existing land and building; [b] cost of construction of the building and fixtures; [c] costs of architectural and engineering services; [d] costs of soil borings and other customary testing services; [e] cost of personal property not to exceed 10% of the financing amount; [f] Development Fees (as hereinafter defined); [g] construction period interest; and [h] other reasonable and customary costs approved by Lessor.

         "Closing Costs" means the following reasonable costs to meet Lessor's closing requirements: [i] Commitment Fees; [ii] title insurance premiums and search fees; [iii] cost of surveys; [iv] costs of environmental studies; [v] legal fees of Lessor's counsel and Lessee's counsel; [v] property inspection fees; [vi] Letter of Credit; and [vii] other costs customarily incurred in closing financings.

         "Letter of Credit Deposit" means the amount of cash collateral required to be pledged as security for the Letter of Credit required by Lessor.

         "Development Fees" means any fees paid to Lessee or their affiliates, not to exceed four percent (4%) of the financing amount, for services rendered in connection with the acquisition and development of a Facility with one third payable at closing, one third payable at completion of construction, and one third payable when the Facility Coverage Test is met for four (4) consecutive quarters.

         "Required Working Capital" means Lessee's reasonable estimate, subject to Lessor's approval, of the cash needed to fund [i] preopening operating expenses e.g. marketing, staffing, advertising, and office expenses; [ii] operating losses during fill-up; [iii] financing payments during fill-up prior to cash flow breakeven; and [iv] permanent working capital.

         "LTV Test" means that the financing amount must not exceed 80% of the Appraised Value of the Facility. The Appraised Value will be determined by an MAI appraiser acceptable to Lessor.



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         "Coverage Test" means that the financing amount must be less than the quotient of the ANOI / 1.25 / Payment Constant. "ANOI" means the NOI less a five percent (5%) management fee and less a replacement reserve of $400 per bed. "NOI" means the stabilized net operating income of the Facility and will be based upon the following assumptions: [i] 95% stabilized occupancy; [ii] a unit mix and rate structure consistent with local market conditions; and [iii] operating expenses consistent with similar facilities operated by Just Like Home and local market conditions. "Payment Constant" means the assumed payment constant for the permanent financing and will be based upon Lessor's reasonable estimate of the forward yield on comparable term USTNs plus the applicable rate spread.

         "Minimum Capitalization Requirement" means that Lessee have cash on deposit at Closing of not less than the sum of the cash collateral required for the Letter of Credit Deposit and the Required Working Capital.

1.5      Use of Proceeds: Financing proceeds will be used solely for Approved
         Costs.

1.6 Operator: Each Facility will be operated by Just Like Home, Inc. or another affiliate of Just Like Home, Inc.

1.7      Guarantors:  Just Like Home.

1.8 Term of Credit Facility: The term of the credit facility will commence on April 23, 1997 (the "Commencement Date") and expire on May 1, 2000 (the "Expiration Date"). Lessor may cancel the credit facility if the credit facility is not adequately utilized for any reason. To be adequately utilized, the credit facility must meet the closing schedule (the "Closing Schedule") set forth in Section 1.9 below.

1.9 Credit Facility Fee. In consideration for the availability of the credit, Lessee will pay Lessor the Credit Facility Fee set forth in the schedule below per annum, payable monthly, on the unused balance of the credit; provided, however, that the Credit Facility Fee in years 2 and 3 will be 0% if Lessee meets the Closing Schedule for the prior year as set forth below:

==========================================================================
          YEAR                     FEE                   CLOSINGS
==========================================================================
           1                         0%                 $10,000,000
==========================================================================
           2                       .25%                 $15,000,000
==========================================================================
           3                       .25%                 $15,000,000
==========================================================================

1.10 Financing Submissions: Just Like Home agrees to meet the Closing Schedule and to submit to Lessor all proposed financings for Facilities in the Approved Region, including, but not limited to, the Proposed Financings set forth on Exhibit A attached hereto. The submission package for each Facility will contain the following information:


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         (a)      Parties. The name, organizational documents, and financial statements for Lessee.

         (b) Facility. Detailed description of the building, land, site improvements, construction budget or purchase terms, location, market demographics and competition analysis.

         (c) Proforma. A 5 year proforma for the Facility with a detailed description of all assumptions including, but not limited to, unit/bed mix, ancillary services, payors and rate structure, staffing analysis, month by month absorption period proforma, and computation of the Required Working Capital.

         (d) Licensure/Reimbursement Analysis. Summary of the licensure/reimbursement system in the State where the Facility will be located.

         (e) Other Information. All other pertinent information directly related to the submission.

1.11 Financing Approval. Lessor will have thirty (30) days to review and take action upon the financing. Lessee shall furnish to Lessor such information as may be reasonably requested. If Lessor fails to approve the financing, then Just Like Home may seek alternative financing for that Facility.

1.12 Bundled Maturities and Option Exercises. All financings will have coterminous maturity dates, termination periods and fees, and option exercise periods so that Lessee's decision to abandon, renew, acquire, or terminate any of the financings for the Facilities will be the same for all Facilities. Accordingly, as each financing is closed, the maturity date, termination periods and fees, and option exercise periods for prior financings will be extended to be coterminous with the most recently closed financing.

1.13 Working Capital Escrow. At the closing of any financing for a Facility, Lessee will, at Lessor's reasonable request, fund a Working Capital Escrow with the Required Working Capital. The Working Capital Escrow will be an account with National City Bank of Cleveland. Lessee will grant to Lessor a perfected security interest in the Working Capital Escrow. Lessee may not withdraw escrow funds for any purpose other than working capital uses. Lessor must consent to any withdrawal of escrow funds, which consent will not be unreasonably withheld. In the event of a monetary default, Lessor may use the escrow funds to cure any default. All interest in the escrow account will be retained in the account as escrow funds. The escrow account will be released when all of the Credit Facility has been used and each Facility has reached stabilized occupancy.

                               2. FINANCING TERMS

2.1 Terms During Construction/Conversion Period. The following terms will be applicable to any construction or conversion period:


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         (a)      Amount.  The financing amount will be 100% of Approved Costs.

         (b) Term. The construction period will commence on the closing date and will expire on the earlier of twelve months after the closing or date of licensure.

         (c)      Rate.

                  (1) Construction Rate: Base Rate announced from time to time by National City Bank (Cleveland) plus 2.75%.

                  (2)      Calculation Method:  365/360.

         (d)      Amortization and Payments:  Monthly payments of interest only.

         (e) Commitment Fee. 1% of the total financing amount payable at closing.

         (f)      Prepayment:  No prepayment.

         (g) Security: Lessor will require the following security: [i] fee simple ownership of any real estate or tangible personal property financed by Lessor; [ii] second lien on receivables and second lien on personal property not financed by Lessor; [iii] letter of credit for five percent (5%) of the lease amount; [iv] subordination of any management fees to payments to Lessor; [v] subordination, attornment and nondisturbance agreement with any lessee of the Facility; [vi] a nondisturbance agreement with any equipment financier; [vii] assignment and estoppel agreement for any material contracts; [viii] upon default, assignment of Facility licenses and permits, where permissible; [ix] cross-default and cross-collateralization; [x] any guaranty described above; and [xi] security interest in Working Capital Escrow.

         (h) Disbursements: Disbursements will be made monthly in accordance with a construction draw schedule. Disbursements will be subject to customary conditions including title updates, survey updates, and certificate by Lessor's consulting architect.

         (i)      Retainage:  Retainage will be 10%.

         (j) Payment and Performance Bonds: Lessee will provide payment and performance bonds with dual obligee endorsement in an amount equal to construction contract.

         (k)      List of Contractors and Vendors:  Supplied to Lessor.

         (l) Construction Budget: The final construction budget will be subject to Lessor's approval.



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         (m)      Collateral Assignment of Architect's and Contractor's
                  Agreement: Lessee will collaterally assign the Architect's Contract and Contractor's Contract.

         (n) Consultant's Inspection Fee: A fee of $750.00 per visit plus expenses.

         (o) Commencement of Construction: Lessee shall be required to commence construction within thirty (30) days of closing.

2.2 Terms for Operating Leases. The following terms will apply to any permanent operating leases:

         (a)      Lease Amount. The purchase price will be 100% of the Approved
                  Costs.

         (b)      Term.

                  (1)      Initial Term: Ten (10) years.

                  (2)      Renewal Term:  10 years at Lessee's option.

         (c)      Lease Rate.

                  (1) Initial Rate: Yield on comparable term U.S. Treasury Note + 3.90%.

                  (2) Renewal Rate: Prior year's Lease Rate increased by the Inflation Adjustment set forth below.

                  (3) Inflation Adjustment: Rate during second and each subsequent year of the Initial and Renewal Terms will be increased by 25 bps per annum.

                  (4)      Calculation Method:  365/360.

                  (5) Absolute Net Lease. Lessee shall be responsible for all costs and expenses associated with the Facility including but not limited to insurance, taxes, utilities, repairs and replacements.

         (d)      Lease Payments:  Rent paid monthly in advance at Lease Rate.

         (e) Commitment Fee. 1% of the financing amount payable at closing.

         (f) Option to Purchase: Lessee will have the option to purchase the Facilities at the expiration of the Initial or Renewal Terms for an option price equal to the FMV subject to a floor of the Lease Amount and an appreciation split of 50% to Just Like Home and 50% to Lessor. The purchase option will be an "all or none" option, meaning Just Like Home can not just pick select facilities to purchase. If the purchase option is exercised, it will be for all of the facilities. Lessee will pay all



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                  costs and expenses in connection with the closing of the
                  purchase, including but not limited to, transfer fees, title insurance, surveys, environmental, etc. Lessor will convey title pursuant to quitclaim deed and quitclaim bill of sale.

         (g)      Warrants:   Intentionally omitted.

         (h) Security: Lessor will require the following security: [i] fee simple ownership of any real estate or tangible personal property financed by Lessor; [ii] second lien on receivables and second lien on personal property not financed by Lessor; [iii] letter of credit for five percent (5%) of the financing amount; [iv] subordination of any management fees to payments to Lessor; [v] subordination, attornment and nondisturbance agreement with any sublessee of the Facility; [vi] a nondisturbance agreement with any equipment financier; [vii] assignment and estoppel agreement for any material contracts; [viii] upon default, assignment of Facility licenses and permits, where permissible; [ix] cross-default and cross-collateralization; [x] any guaranty as described above; and [xi] security interest in Working Capital Escrow if required.


                                3. GENERAL TERMS

3.1 Subordination of Payments: In the event of default, distributions and payments to Lessee orany affiliate, shall be subordinated to all obligations owed to Lessor.

3.2      Late Payment Charge:  5% of the amount then due.

3.3 Default Rate of Interest: The greater of 18.5% or 2.5% plus the then applicable rate.

3.4 Events of Default: 10-day and 30-day grace period after written notice for monetary and nonmonetary defaults, respectively, cross-defaulted with any obligations owed to Lessor by Lessee, any affiliates.

3.5 Financial Covenants: The following financial covenants will be included and tested quarterly:

         (a)      Facility Financial Covenants.

                  (1) Facility Coverage Test: Each Facility shall have payment coverage of 1.25 to 1 (including management fees equal to 5% of gross revenues and a replacement reserve equal to $400 per bed, per year) after the first 12 months of operation;

         (b)      Just Like Home Financial Covenants.




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                  (1)      Minimum Net Worth. Just Like Home shall maintain a
                           minimum net worth of $500,000 (the method of calculating net worth and valuing business assets shall be consistent with the financial statements previously provided to Lessor).

                  (2) Liquidity. Just Like Home shall maintain a minimum cash balance of not less than $200,000.

                  (3) Current Ratio. Just Like Home shall maintain a current ratio of 1.1 to 1.0.

                  (4) Debt to Equity. Just Like Home shall maintain a debt-to-equity ratio in accordance with the following schedule, including all operating leases as debt.

                                     Year              Debt-to-Equity
                                     ----              --------------
                                     1997                     15:1
                                     1998                     20:1
                                     1999                     25:1
                                     2000                     18:1
                                     2001                     10:1

         (c)      The following financial information shall be furnished to
                  Lessor:

                  (1) annual audited financial statements of Lessee, Operators and Facilities due within 90 days after FYE;

                  (2) quarterly unaudited internal financial statements of Lessee, Operator and the Facility due 45 days after quarter ends:

                  (3) monthly unaudited financial for Facility due within 30 days after month end. Facility financial statements will include income statement, balance sheet, statement of cash flow, occupancy, payor mix with actual vs. budget.

3.6 Negative Covenants: The following will be prohibited without the prior written consent of Lessor which consent will not be unreasonably withheld: [i] transfer of any interest in the Facility; [ii] change in control management of Lessee or Just Like Home; [iii] creation of other Facility indebtedness; [iv] modification of any material contracts; [v] mergers, consolidations, sale of substantially all of the assets or other structural changes in Lessee; and [vi] mergers, consolidations, or transfers of any assets, voluntary or involuntary, which would cause the net worth of Just Like Home to fall below the amounts specified above.

3.7      Escrows:  Upon default, monthly escrows of taxes and insurance.

3.8 Governing Law: Financing will be governed by the laws of the State in which the Facility is located.


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3.9      Due Diligence Review: Lessor's customary due diligence review including, but not limited to, review and approval of the following items: [i] title policy through a mutually agreed upon agent of Lawyers Title Insurance Corporation; [ii] ALTA survey; [iii] environmental assessment; [iv] property inspection; [v] pest inspection; [vi] MAI appraisal; [vii] CON, licensure and reimbursement requirements; [viii] compliance with laws including zoning; [ix] financial condition and creditworthiness of Lessee; [x] five-year proforma operating statements; [xi] property and liability insurance; [xii] legal opinion. All due diligence items will be subject to meeting Lessor's underwriting requirements.

3.10 Conditions to Closing: Lessor's obligation to close any financing will be conditioned upon the following: [i] approval of the due diligence review including compliance with financial covenants; [ii] approval of the transaction by the Board of Directors of Lessor; [iii] approval of the transaction by Lessor's line of credit banks; [iv] the availability of funding to Lessor; [v] approval of security and loan documentation; and [vi] no material adverse change in the financial condition of Lessee after Lessor's review of their financial statements.

3.11 Deposit: A nonrefundable Credit Facility Processing Fee of $10,000 payable upon execution of this agreement. $25,000 Credit Facility Processing Fee payable upon acceptance of Commitment Letter. A nonrefundable deposit of $25,000 per Facility upon approval of financing submission. Deposit will be applied against Commitment Fee at Closing.

3.12 Closing Date: The closing for each Facility financing shall occur no later than sixty (60) days after Lessor approves the financing submission; provided, however, that Lessor may extend the Closing Date at its option. The failure to close by such date does not terminate this Commitment Letter unless Lessor gives Lessee notice of termination. Time is of the essence.

3.13 Commitment Expiration Date. This Commitment will expire if not accepted and returned to Lessor by 3:00 p.m. eastern time on April 16, 1997 along with a check payable to Lessor in the amount of the Credit Facility Processing Fee.

3.14 Standard Terms: The Standard Terms of Commitment are attached hereto and incorporated herein. Just Like Home acknowledges that they have read, understand and agree to the Standard Terms of Commitment.

In compliance with the Fair Credit Report Act, this notice is to inform the undersigned that in connection with this transaction, an investigation may be made as to the financial history, character, general reputation, personal characteristics, and mode of living of Lessee. Lessee may request from Lessor a complete disclosure of the nature and scope of the investigation.

Sincerely,                          Accepted By:

HEALTH CARE REIT, INC.              Just Like Home, Inc.

George L. Chapman                   By:
Chairman                               -------------------------------------
                                       John F. Robenalt, President

Date of Acceptance:



----------------



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                          STANDARD TERMS OF COMMITMENT




         1. COMMITMENT FEE AND DEPOSIT. The Commitment Fee will be deemed earned and nonrefundable upon execution by Customer of this Commitment Letter unless i) the Board of Directors of Health Care REIT, Inc. fails to provide the Financing in accordance with this Commitment Letter; ii) Health Care REIT, Inc. defaults under this Commitment Letter; or iii) Health Care REIT, Inc. fails to approve all due diligence and other items required to be submitted to Health Care REIT, Inc. including but not limited to the title insurance policy, survey, environmental assessment and appraisal. The Deposit will be nonrefundable; provided, however, that if the Commitment Fee is refundable pursuant to this paragraph, then Health Care REIT, Inc. will refund to Customer the Deposit less, in the case of iii) hereof, any costs and expenses incurred by Health Care REIT, Inc. The Commitment Fee constitutes the bargained-for consideration for Health Care REIT, Inc.'s issuance of this Commitment Letter and does not constitute liquidated damages for any damages arising from Customer's breach hereunder.


         2. EXPENSES. In addition to the Commitment Fee and upon the acceptance of this Commitment Letter, Customer agrees to pay, or reimburse Health Care REIT, Inc., for all reasonable costs and expenses in connection with this transaction (whether or not a closing occurs), including but not limited to the following: i) title insurance premiums, search fees, commitment fees, and cancellation fees; ii) survey fees and expenses; iii) environmental assessment fees and expenses; iv) inspection fees and expenses including fees of consulting architects or engineers and reimbursement of expenses for inspection by Health Care REIT, Inc.'s representatives; v) appraisal fees and expenses;
vi) pest inspection fees and expenses; vii) UCC search fees and expenses; viii) costs and expenses incurred by Health Care REIT, Inc. in investigating and negotiating this transaction including travel, meals, and lodging; and ix) attorneys' fees and expenses for Health Care REIT, Inc.'s inside counsel in connection with this transaction.

         3. RELIANCE BY HEALTH CARE REIT, INC. This Commitment Letter has been issued in reliance upon the accuracy of the information furnished to Health Care REIT, Inc. by or on behalf of Customer and any guarantor and, notwithstanding any investigation by Health Care REIT, Inc., all such information is deemed to be material. Health Care REIT, Inc. intends to notify Customer's auditors of its reliance on the audited financial statements of Customer and any guarantor in making the Financing. Health Care REIT, Inc.'s obligation to close is conditional upon no material adverse change in the financial condition of Customer, any guarantor, or the Facility.

         4. COMPLIANCE WITH LAW. If any law or regulation affecting Health Care REIT, Inc.'s entering into this transaction imposes upon Health Care REIT, Inc. any material obligation, fee, liability, loss, cost, expense or damage which is not contemplated by this Commitment Letter, the commitment evidenced hereby may be terminated by Health Care REIT, Inc. without any obligation of Health Care REIT, Inc. hereunder.

         5. ASSIGNMENT. Health Care REIT, Inc. may assign all or a part of this Commitment Letter of the Financing to another institutional investor. This Commitment Letter and the Financing Documents are not assignable by Customer by operation of law or otherwise.

         6. APPLICABLE LAW. This Commitment Letter shall be governed in all respects by the internal laws (as opposed to the conflicts of laws provisions) of the State of Ohio. Customer and any guarantor i) submit to the jurisdiction of any state or federal court located in Lucas County, Ohio over any action or proceeding to enforce or defend any matter arising from or related to the Commitment Letter; ii) waive the defense of an inconvenient forum to the maintenance of any such action or proceeding; iii) agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction-diction by suit on the judgment or in any other manner provided by law; and iv) agree not to institute any legal action or proceeding against Health Care REIT, Inc. or any director, officer, employee, agent or property of Health Care REIT, Inc., concerning any matter arising out of or relating to the financing in any court other than one located in Lucas County, Ohio. Nothing in this section shall affect or impair Health Care REIT, Inc.'s rights to serve legal process in any manner permitted by law, or Health Care REIT, Inc.'s right to bring any action or proceeding against Customer or guarantor or the property of Customer or guarantor in the courts of any other jurisdiction.

         7. ENTIRE AGREEMENT. This Commitment Letter sets forth the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all other prior written or oral under-standings with respect thereto; provided, however, that all written and oral representations made by or on behalf of Customer with respect to the subject matter hereof shall survive this Commitment Letter.

         8. MODIFICATION. No modification or waiver of any provision of this Commitment Letter shall be effective unless the same shall be in writing, signed by the parties hereto.

         9. NOTICES. Any notice required hereunder shall be in writing delivered personally, or by a nationally recognized overnight courier service, or by certified mail, return receipt requested, postage prepaid, addressed to the party to be notified of the address set forth in the Commitment Letter or to such other address as each party may designate for itself by like notice. When personally delivered, all notices shall be deemed to be given when actually received. When mailed, all notices shall be deemed to be given when deposited with the overnight courier or with the U.S. mail.

         10. ANNOUNCEMENTS. Health Care REIT, Inc. has the right to make public announcements regarding this Financing.

         11. NO BROKERS. Customer represents and warrants that no financing brokers were used in connection with this transaction.

         12. CUSTOMER'S OBLIGATIONS. Upon acceptance of this Commitment Letter, Customer shall be obligated to provide all due diligence items required by this Commitment Letter and to close this transaction. Customer acknowledges that Customer's failure to close this transaction shall cause irreparable injury to Health Care REIT, Inc. for which there is no adequate remedy at law and Health Care REIT, Inc. shall be entitled to obtain the remedy of specific performance (except where the failure to close is due to Health Care REIT, Inc.'s objection to title, survey, zoning, environmental or appraisal matters). Lessee irrevocably waives all defenses based on the adequacy of a remedy at law that might be asserted as a bar to the remedy of specific performance.



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




                         EXHIBIT A: PROPOSED FINANCINGS



-------------------------------------------------------------------------------------------
                                                          ESTIMATED
                                                           FUNDING             ESTIMATED
           CITY                      STATE                 AMOUNT               CLOSING
-------------------------------------------------------------------------------------------
JLH I                               Florida            $          ---          05/02/97
-------------------------------------------------------------------------------------------
JLH III                             Florida                       ---          05/02/97
-------------------------------------------------------------------------------------------
JLH V                               Florida                       ---          05/02/97
-------------------------------------------------------------------------------------------
JLH VII                             Florida                       ---          05/02/97
-------------------------------------------------------------------------------------------
JLH VIII                            Florida                       ---          05/02/97
-------------------------------------------------------------------------------------------
Lehigh                              Florida                 1,800,000           Q-2/97
-------------------------------------------------------------------------------------------
Lake Wales                          Florida                 1,800,000           Q-2/97
-------------------------------------------------------------------------------------------
Haines City                         Florida                 1,800,000           Q-2/97
-------------------------------------------------------------------------------------------
Gandy, Tampa                        Florida                 1,800,000           Q-2/97
-------------------------------------------------------------------------------------------
Orange City                         Florida                 1,800,000           Q-2/97
-------------------------------------------------------------------------------------------
Zypherhills                         Florida                 1,800,000           Q-3/97
-------------------------------------------------------------------------------------------
Port Charlotte                      Florida                 1,800,000           Q-2/97
-------------------------------------------------------------------------------------------
Lakeland                            Florida                 1,800,000           Q-3/97
-------------------------------------------------------------------------------------------
Cape Coral                          Florida                 1,800,000           Q-4/97
-------------------------------------------------------------------------------------------
Avon Park                           Florida                 1,800,000           Q-4/97
-------------------------------------------------------------------------------------------
Crystal River                       Florida                 1,800,000           Q-4/97
-------------------------------------------------------------------------------------------
Punta Gorda                         Florida                 1,800,000           Q-4/97
-------------------------------------------------------------------------------------------
Arcadia                             Florida                 1,800,000           Q-4/97
-------------------------------------------------------------------------------------------
Englewood*                          Florida                 1,800,000           Q-1/98
-------------------------------------------------------------------------------------------
Bonifay*                            Florida                 1,800,000           Q-1/98
-------------------------------------------------------------------------------------------
Palmetto*                           Florida                 1,800,000           Q-1/98
-------------------------------------------------------------------------------------------
Sebring                             Florida                 1,800,000           Q-1/98
-------------------------------------------------------------------------------------------
Fort Myers                          Florida                 1,800,000           Q-2/98
-------------------------------------------------------------------------------------------
Venice                              Florida                 1,800,000           Q-2/98
-------------------------------------------------------------------------------------------
Inverness*                          Florida                 1,800,000           Q-4/98
-------------------------------------------------------------------------------------------
Macclenny*                          Florida                 1,800,000           Q-1/99
-------------------------------------------------------------------------------------------
Brandon                             Florida                 1,800,000           Q-1/99
-------------------------------------------------------------------------------------------
Deland*                             Florida                 1,800,000           Q-1/99
-------------------------------------------------------------------------------------------
Tallahassee                         Florida                 1,800,000           Q-2/99
-------------------------------------------------------------------------------------------
Starke                              Florida                 1,800,000           Q-2/99
-------------------------------------------------------------------------------------------
Marianna                            Florida                 1,800,000           Q-3/99
-------------------------------------------------------------------------------------------
Panama City                         Florida                 1,800,000           Q-3/99
-------------------------------------------------------------------------------------------
Waycross                            Georgia                 1,800,000           Q-4/99
-------------------------------------------------------------------------------------------
Brunswick                           Georgia                 1,800,000           Q-4/99
-------------------------------------------------------------------------------------------
Valdosta                            Georgia                 1,800,000           Q-4/99
-------------------------------------------------------------------------------------------
Bainebridge                         Georgia                 1,800,000           Q-1/00
-------------------------------------------------------------------------------------------
Thomasville                         Georgia                 1,800,000           Q-1/00
-------------------------------------------------------------------------------------------
Moultrie                            Georgia                 1,800,000           Q-2/00
-------------------------------------------------------------------------------------------
Tifton                              Georgia                 1,800,000           Q-2/00
-------------------------------------------------------------------------------------------
Ottawa                               Ohio                   1,800,000           Q-2/00
-------------------------------------------------------------------------------------------
Bluffton                             Ohio                   1,800,000           Q-2/00
-------------------------------------------------------------------------------------------
Celina                               Ohio                   1,800,000           Q-3/00
-------------------------------------------------------------------------------------------
Wapakoneta                           Ohio                   1,800,000           Q-3/00
-------------------------------------------------------------------------------------------
VanWert                              Ohio                   1,800,000           Q-3/00
-------------------------------------------------------------------------------------------
Findlay                              Ohio                   1,800,000           Q-4/00
-------------------------------------------------------------------------------------------

           (Q=Quarter)

           * Facilities to be developed with existing Mariner facilities (see
Section 5 below).

                     FIRST AMENDMENT TO COMMITMENT LETTER

April 25, 1997

Mr. John F. Robenalt
President and CEO
Just Like Home, Inc.
2440 Tamiami Trail
Nokomis, FL  34275

Dear Mr. Robenalt:

This First Amendment to Commitment Letter modifies the terms set forth in the Commitment Letter dated April 10, 1997. Except as set forth herein, the terms and conditions of the Commitment Letter shall remain in full force and effect.

1. Phases. The commitment and funding will occur in four (4) phases with each phase subject to approval of the Investment Committee of Health Care REIT, Inc. ("HCN"). Lessee shall be obligated to use the financing by HCN if the Investment Committee approves the Phase.

                    Phase               Amount                        Comments
                        I          Up to $9,400,000         Initial   funding   which   will  yield  ANOI
                                                            coverage of 1.0 to 1.0 with  earnout of up to
                                                            $4,000,000,  when  that  will  yield a 1.1 to
                                                            1.0 coverage for the  sale/leaseback  of five
                                                            facilities.    Development    financing    of
                                                            $5,400,000 for three (3) facilities.

                       II          $10,800,000              Development financing.

                       III         $10,800,000              Development financing.

                       IV          $10,800,000              Development financing.


2. Warrants. HCN will receive warrants to purchase 50,000 shares of JLH stock at a strike price of $3.00 per share. 12,500 shares will vest upon approval of each phase; provided, however, that if JLH fails to utilize the extra line of credit, all warrants will vest.

Mr. John F. Robenalt
April 25, 1997
Page 2



Thank you for your business. We will seek immediate Investment Committee approval after receipt of a signed acceptance from you.

Sincerely,                                    Accepted By:

HEALTH CARE REIT, INC.                        JUST LIKE HOME, INC.

George L. Chapman                             By:
Chairman                                         ----------------------------
                                                 John F. Robenalt, President


Date of Acceptance:
                    ---------------